Exhibit 99.2

Contact:	Lily Outerbridge Investor Relations 441-298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES EXPIRATION OF TENDER OFFER FOR OUTSTANDING 6.371%
SENIOR GUARANTEED NOTES DUE 2007 AND SERIES B 6.371% SENIOR GUARANTEED NOTES DUE 2007

HAMILTON, BERMUDA, December 7, 2005 — Platinum Underwriters Holdings, Ltd. (the “Company”) (NYSE: PTP) announced today that the tender offer by Platinum Underwriters Finance, Inc. (“Platinum Finance”), an indirect subsidiary of the Company, for any and all of its outstanding 6.371% Senior Guaranteed Notes due 2007, which are unconditionally guaranteed by the Company, and any and all of its outstanding Series B 6.371% Senior Guaranteed Notes due 2007, which are unconditionally guaranteed by the Company and are registered under the Securities Act of 1933, as amended (collectively, the “Notes”) expired yesterday at 5:00 P.M. New York City time.

As of the expiration of the tender offer, a total of $94,660,000 aggregate principal amount of the Notes had been tendered for purchase, representing approximately 69% of the aggregate outstanding principal amount of $137.5 million. Assuming a settlement date of December 7, 2005, the purchase price is $1,017.37 plus accrued interest of $3.72 (for a total of $1,021.09) for each $1,000 principal amount of Notes purchased in the tender offer.

Goldman, Sachs & Co. and Merrill Lynch & Co. acted as Dealer Managers for the tender offer. The Information Agent and Tender Agent was D. F. King & Co., Inc.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer has been made only by the Offer to Purchase dated November 28, 2005.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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